UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2018

NETLIST, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33170	95-4812784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

175 Technology, Suite 150

Irvine, California 92618

(Address of Principal Executive Offices)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07              Submission of Matters to a Vote of Security Holders.

On August 15, 2018, Netlist, Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) in Irvine, California. As of June 18, 2018, the record date for the Annual Meeting, there were 100,499,508 shares of the Company’s common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting. A total of 74,122,284 shares of the Company’s common stock, which constituted a quorum, were present in person or by proxy at the Annual Meeting. Set forth below are the final voting results for each of the five proposals submitted to a vote of the Company’s stockholders at the Annual Meeting.

Proposal 1 — Election of Directors.  The Company’s stockholders elected the four persons named below as directors of the Company, each to serve until the Company’s 2019 Annual Meeting of Stockholders or until his successor is duly elected or appointed and qualified. The votes cast on Proposal 1 were as follows:

Directors	For	Withheld	Broker Non-Votes
Chun K. Hong	26,590,450	4,693,302	42,838,532
Jun S. Cho	27,411,155	3,872,597	42,838,532
Kiho Choi	27,317,644	3,966,108	42,838,532
Blake A. Welcher	27,359,653	3,924,099	42,838,532

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm.  The Company’s stockholders ratified the appointment of KMJ Corbin & Company LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 29, 2018. The votes cast on Proposal 2 were as follows:

For	Against	Abstain	Broker Non-Votes
64,789,922	7,621,371	1,710,991	—

Proposal 3 — Approval of an Amendment to the Company’s Restated Certificate of Incorporation to Increase Authorize Shares.  The Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to increase the number of shares of the Company’s common stock that it is authorized to issue from 150,000,000 to 300,000,000. The votes cast on Proposal 3 were as follows:

For	Against	Abstain	Broker Non-Votes
53,821,363	18,397,250	1,903,671	—

Proposal 4 — Approval of an Amendment to the Company’s Restated Certificate of Incorporation to Effect a Reverse Stock Split.  The Company’s stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to effect, on or before June 30, 2019, a reserve split of the Company’s authorized, issued and outstanding common stock, at a ratio of between 1-for-2 and 1-for-20 and if and when and at such ratio as may be determined by their Board of Directors. The votes cast on Proposal 4 were as follows:

For	Against	Abstain	Broker Non-Votes
56,747,805	16,303,493	1,070,986	—

Proposal 5 — Approval of the Adjournment of the Annual Meeting.  The Company’s stockholders approved the adjournment of the Annual Meeting, if necessary or advisable to permit further solicitation of proxies in the event there are not sufficient votes at the time of the annual meeting to approve any or all of the foregoing business items. The votes cast on Proposal 5 were as follows:

For	Against	Abstain	Broker Non-Votes
59,773,595	12,542,760	1,805,929	—

Adjournment of the Special Meeting was not necessary or appropriate because there were sufficient votes at the time of the Annual Meeting to adopt Proposals 1 through 4.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit
Number	Description
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of Netlist, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Date: August 17, 2018	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President and Chief Financial Officer